UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 14, 2009
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Private Placement
     On January 14, 2009, Health Benefits Direct Corporation, a Delaware corporation (the “Company”), entered into and, on January 15, 2009 completed, a private placement (the “Private Placement”) with Co-Investment Fund II, L.P., a Delaware limited partnership (“Co-Investment” or the “Investor”), for an aggregate of 1,000,000 shares (each, a “Preferred Share”) of its Series A Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (“Warrants”) to purchase 1,000,000 shares of its Preferred Stock (each, a “Preferred Warrant Share”), pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”).
     Pursuant to the Purchase Agreement, the Company agreed to sell to Co-Investment 1,000,000 investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $4.00. Each Unit sold in the Private Placement consisted of one share of Preferred Stock and a Warrant to purchase one share of Preferred Stock at an initial exercise price of $4.00 per share, subject to adjustment (the “Warrant”). Co-Investment is a designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce, one of our directors, is a managing partner and of which Donald Caldwell, also one of our directors, is Chairman and Chief Executive Officer.
     Under the terms of the Purchase Agreement, the Company may also offer up to an additional 250,000 Units to existing shareholders of the Company following the Closing on the same terms and conditions contained in the Purchase Agreement (the “Follow-on Financing”).
     The Preferred Stock is entitled to vote as a single class with the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with each share of Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such share of Preferred Stock would receive if it participated pari passu with the holders of Common Stock on an as-converted basis. Each share of Preferred Stock becomes convertible into 20 shares of Common Stock (the “Shares”), subject to adjustment and at the option of the holder of the Preferred Stock, immediately after stockholder approval of the Charter Amendment (as defined below). For so long as any shares of Preferred Stock are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 share of Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the share of Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to two and a half (2.5) times the Preferred Stock original issue price.
     The Company is also required, under the terms of the Purchase Agreement, to file a proxy statement (the “Proxy Statement”) and hold a special meeting of the Company’s stockholders (the “Special Meeting”) within 75 days of the effective date of the Purchase Agreement (or within 90 days, in the event of review by the Securities and Exchange Commission (the “SEC”) of the Proxy Statement)(such time period is referred to herein as the “Stockholder Approval Deadline”), for the purpose of approving a certificate of amendment to the Company’s certificate of incorporation to increase the total number of the Company’s authorized shares of Common Stock from 90,000,000 to 250,000,000

(the “Charter Amendment”). Under the terms of the Purchase Agreement, Co-Investment has agreed to vote all Preferred Shares and shares of Common Stock beneficially owned by it in favor of the Charter Amendment at the Special Meeting.
     The Company also agreed that, prior to the closing of the Private Placement, it would offer investors in the March 31, 2008 Common Stock and warrant financing the opportunity to exchange each warrant they received in that financing (the “Prior Warrants”) for a new “Exchange Warrant,” which is a unit consisting of (i) one warrant to purchase shares of Preferred Stock (the “Preferred Stock Exchange Warrant”) and (ii) one warrant to purchase shares of Common Stock (the “Common Stock Exchange Warrant”), on terms substantially similar to those contained in the Prior Warrants.
     The closing of the Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the Co-Investment portion of the Private Placement were $4 million and the Company intends to use the net proceeds of the Private Placement for working capital purposes.
     The Warrants provide that the holder thereof shall have the right (A) at any time after the Stockholder Approval Deadline, but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below), (ii) the date on which the Company’s stockholders approve the Charter Amendment (the “Stockholder Approval Date”) and (iii) January 14, 2014, to acquire 1,000,000 shares of Preferred Stock upon the payment of $4.00 per Preferred Warrant Share and (B) at any time after the Stockholder Approval Date, but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) January 14, 2014, to acquire up to a total of 20,000,000 shares of Common Stock of the Company (each a “Warrant Share”) upon the payment of $0.20 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after the Stockholder Approval Date and after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter. The Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share of Common Stock during the first two years following the date of issuance of the Warrants, subject to customary exceptions.
     In connection with the signing of the Purchase Agreement, the Company and the Investor also entered into Registration Rights Agreements (the “Registration Rights Agreements”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.
     The Company also agreed, pursuant to the terms of the Purchase Agreement, that, except for the Follow-on Financing, for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company (any such issuance, offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”). Additionally, the Company has agreed with Co-Investment that, for an additional 90 day period following the Initial Standstill, it shall not engage in any Subsequent Placement without the prior written consent of Co-Investment, if such Subsequent Placement seeks to raise less than $15 million.
     The Purchase Agreement also provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to January 14, 2011. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.
     The foregoing is a summary of the terms of the Purchase Agreement, the Registration Rights Agreements, the Warrant, the Preferred Stock Exchange Warrant and the Common Stock Exchange Warrant and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, the Warrant and the forms of the Preferred Stock Exchange Warrant and Common Stock Exchange Warrant, which are attached hereto as Exhibits 3.1, 4.1, 4.2, 4.3, 4.4 and 4.5 respectively, and are incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
     The description of the Purchase Agreement, the Registration Rights Agreements and the Warrants in Item 1.01 of this Report are hereby incorporated into this Item 3.02 by reference.
     The Preferred Stock and Warrants are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Preferred Stock to be issued and sold in the Private Placement and each of the Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares and Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed, within 30 days following the receipt of a demand notice from a holder of Registrable Securities, to file a Registration Statement for the resale of the Shares and the Warrant Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 14, 2009, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation was approved by the Company’s Board of Directors on January 12, 2009 and became effective upon filing. The Certificate of Designation provides for the terms of the Preferred Stock issued pursuant to the Purchase Agreement discussed in response to Item 1.01 of this current report on Form 8-K.

     The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On January 21, 2009, the Company issued a press release announcing the signing of a definitive agreement relating to, and the closing of, the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation with respect to shares of Series A Preferred Stock

4.1	Securities Purchase Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P.

4.2	Registration Rights Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P.

4.3	Preferred Warrant

4.4	Form of Preferred Stock Exchange Warrant

4.5	Form of Common Stock Exchange Warrant

99.1	Press Release, dated January 21, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION

Date: January 21, 2009	By: Name:	/s/ Anthony R. Verdi Anthony R. Verdi
	Title:	Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation with respect to shares of Series A Preferred Stock

4.1	Securities Purchase Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P.

4.2	Registration Rights Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and the Co-Investment Fund II, L.P.

4.3	Preferred Warrant

4.4	Form of Preferred Stock Exchange Warrant

4.5	Form of Common Stock Exchange Warrant

99.1	Press Release, dated January 21, 2009